UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2020

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803

(Address of principal executive offices)

(516) 677-0200

 (Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VECO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 11, 2020 , Veeco Instruments Inc. (the “Company”) entered into a privately-negotiated exchange agreement (the “Exchange Agreement”) with a holder of its outstanding 2.70 % Convertible Senior Notes due 2023 (the “Existing Notes”), under which the Company agreed to retire $125.0 million in aggregate original principal amount of the Existing Notes in exchange for the Company’s issuance of $132.5 million in aggregate principal amount of new 3.50% Convertible Senior Exchange Notes due 2025 (the “Exchange Notes”) and a cash payment in an amount of $1.1 million in respect of accrued and unpaid interest on the Existing Notes exchanged by such holder (the “Exchange Transaction”).

The Exchange Notes were issued on November 17, 2020 pursuant to an Indenture, dated November 17, 2020 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Exchange Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Exchange Notes become automatically due and payable.

The Exchange Notes will mature on January 15, 2025, unless earlier redeemed, repurchased or converted in accordance with their terms. The Exchange Notes will bear interest from November 17, 2020 at a rate of 3.50% per year payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2021. The Exchange Notes will be convertible at the holder’s option at any time prior to the close of business on the business day immediately preceding October 15, 2024, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2021 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Exchange Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate in effect on each such trading day; (3) if the Company calls any or all of the Exchange Notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after October 15, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, a holder of the Exchange Notes may convert all or any portion of its Exchange Notes, in multiples of $1,000 principal amount, at such holder’s option regardless of the foregoing circumstances.

Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The initial conversion rate for the Exchange Notes will be 41.6667 shares of the Company’s common stock per $1,000 principal amount of Exchange Notes, which is equivalent to an initial conversion price of approximately $24.00 per share of the Company’s common stock. The initial conversion price represents a premium of approximately 58.6% to the closing price of the Company’s common stock on The Nasdaq Global Select Market on November 11, 2020. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In connection with certain corporate events or if the Company issues a notice of redemption, it will, under certain circumstances, increase the conversion rate in connection with such corporate event or during the relevant redemption period.

The Company may redeem for cash all or any portion of the Exchange Notes, at its option, if the last reported sale price of its common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Exchange Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (subject to certain limited exceptions). No sinking fund is provided for the Exchange Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), the holders of the Exchange Notes may require the Company to repurchase for cash all or any portion of their Exchange Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Exchange Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The descriptions of the Indenture, the Exchange Notes and the Exchange Agreement contained herein are qualified in their entirety by reference to the full text of the Indenture, the Exchange Notes and the Exchange Agreement, respectively, which are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Exchange Notes and the Indenture is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Exchange Notes were issued and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Exchange Notes and the shares of the Company’s common stock issuable upon conversion of the Exchange Notes, if any, have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Company’s common stock are issued upon conversion of the Exchange Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Exchange Notes and any resulting issuance of shares of the Company’s common stock.

Item 7.01	Regulation FD Disclosure

On November 12, 2020, the Company issued a press release announcing the Exchange Transaction. A copy of this press release is furnish herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture, dated as of November 17, 2020, between Veeco Instruments Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 3.50%, Convertible Senior Note due 2025 (included in Exhibit 4.1).

10.1	Exchange Agreement

99.1	Press Release dated November 12, 2020

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 17, 2020
VEECO INSTRUMENTS INC.

	By:	/s/ Kirk Mackey
Name: Kirk Mackey
Title: Vice President, Head of Legal and Secretary